Exhibit (d)(1)(iv)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

VOYA VARIABLE PORTFOLIOS, INC.

and

VOYA INVESTMENTS, LLC

Series	Effective Date	Annual Management Fee
(as a percentage of average daily net assets)

Voya Emerging Markets Index	May 1, 2015	0.65% on all assets
Portfolio

Voya Global High Dividend Low		0.56% on first $500 million of assets;
	May 1, 2015	0.53% on next $500 million of assets; and
Volatility Portfolio
0.51% thereafter

Voya Index Plus LargeCap	May 1, 2015	0.45% on all assets
Portfolio

Voya Index Plus MidCap Portfolio	May 1, 2015	0.50% on all assets

Voya Index Plus SmallCap	May 1, 2015	0.50% on all assets
Portfolio

0.48% on first $500 million of assets;
Voya International Index Portfolio	May 1, 2015	0.46% on next $500 million of assets;
0.44% on next $500 million of assets; and

0.42% thereafter

Voya Russell™ Large Cap Growth		0.50% on first $500 million of assets;
	May 1, 2015	0.48% on next $500 million of assets; and
Index Portfolio
0.46% thereafter

Voya Russell™ Large Cap Index		0.35% on first $1 billion of assets;
	May 1, 2015	0.33% on next $1 billion of assets; and
Portfolio
0.31% thereafter

Voya Russell™ Large Cap Value	May 1, 2015	0.50% on first $250 million of assets;
Index Portfolio
0.40% on next $250 million of assets; and

Series	Effective Date	Annual Management Fee
(as a percentage of average daily net assets)

0.35% thereafter

Voya Russell™ Mid Cap Growth		0.50% on first $500 million of assets;
	May 1, 2015	0.48% on next $500 million of assets; and
Index Portfolio
0.46% thereafter

Voya Russell™ Mid Cap Index		0.41% on first $2 billion of assets;
	May 1, 2015	0.34% on next $2 billion of assets; and
Portfolio
0.28% thereafter

Voya Russell™ Small Cap Index		0.43% on first $1 billion of assets;
	May 1, 2015	0.41% on next $1 billion of assets; and
Portfolio
0.39% thereafter

Voya Small Company Portfolio	May 1, 2015	0.85% on all assets

0.39% on first $500 million of assets;
0.37% on next $500 million of assets;
Voya U.S. Bond Index Portfolio	January 1, 2019	0.35% on next $1 billion of assets;
0.33% on next $2 billion of assets;

0.31% on next $2 billion of assets; and
0.29% thereafter